                                                                     EXHIBIT 15


                       [LETTERHEAD OF JAPONICA PARTNERS]



VIA FACSIMILE

                                                September 13, 1994



Mr. Frank J. Tasco
Chairman
Borden, Inc.
277 Park Avenue
New York, NY  10172

Dear Frank:

You should not be surprised by our phone call first thing this morning and this letter. The situation reported in today's press concerning your agreement to an ownership swap for securities held by an LBO firm is clearly contrary to representations made by you and your advisors.

We have communicated repeatedly in writing and by phone since May 24, 1994 (see attached Listing of 14 Correspondences). As previously stated,

          1. Our intent remains that of a pro-active white knight, a role now of greater necessity.

          2. We are inclined to entertain a materially higher valuation to maximize shareholder value if the remaining targeted businesses are not liquidated.

Contra-fiduciary behavior is not acceptable nor is a massive decline in shareholder value and evisceration of Company fundamentals.

Again, we urge you to respond constructively and immediately. Your "duty of loyalty" and "duty of care" can not be abdicated.

                                              Sincerely,


                                              /s/ Paul B. Kazarian
                                              ------------------------
                                              Paul B. Kazarian
                                              Managing Partner

                                  Borden, Inc.


                           Listing of Correspondence


        Date                                Recipient                              Sender
  ----------------                       ----------------                     -----------------
 1.  May 24, 1994                         Frank Tasco                         Japonica Partners

 2.  June 5, 1994                         Frank Tasco                         Japonica Partners

 3.  June 8, 1994                         Jerry Rosenfeld                     Japonica Partners
                                            - Lazard

 4.  June 13, 1994                        Japonica Partners                   Frank Tasco

 5.  June 20, 1994                        Jerry Rosenfeld                     Japonica Partners
                                            - Lazard

 6.  June 24, 1994                        David-Weill                         Japonica Partners
                                            - Lazard

 7.  July 5, 1994                         Frank Tasco                         Japonica Partners

 8.  July 14, 1994                        Frank Tasco                         Japonica Partners

 9.  July 19, 1994                        Japonica Partners                   Frank Tasco

10.  July 26, 1994                        Frank Tasco                         Japonica Partners

11.  July 26, 1994                        Jerry Rosenfeld                     Japonica Partners
                                            - Lazard

12.  August 11, 1994                      Frank Tasco                         Japonica Partners

13.  August 19, 1994                      Frank Tasco                         Japonica Partners

14.  September 7, 1994                    Ervin Shames                        Japonica Partners